                                                                 EXHIBIT 10.8


                                   CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR
                              PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24B-2
                        UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


                                                               EXECUTION COPY

                           SECURITIES PURCHASE AGREEMENT

              SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of October 20, 1999, among PHOTOGEN TECHNOLOGIES, INC., a Nevada corporation (the "COMPANY"), and ELAN INTERNATIONAL SERVICES, LTD., a Bermuda exempted limited liability company ("EIS"), and a wholly owned subsidiary of ELAN CORPORATION, PLC, an Irish public limited company ("ELAN").

                                  R E C I T A L S:

              A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, (i) 12,015 shares of a newly-created series of the Company's Preferred Stock, par value U.S.$.01 per share, captioned "Series A Convertible Exchangeable Preferred Stock" (the "SERIES A PREFERRED STOCK"), (ii) 461,538 shares of the Company's Common Stock, par value U.S.$.001 per share ((the "COMMON STOCK"); together with the Series A Preferred Stock, the "SHARES") (subject to adjustment, as described in Section 1(f) below) and (iii) a warrant (the "WARRANT") in the form attached hereto as EXHIBIT A to purchase
up to 100,000 shares of   Common Stock subject to the conditions contained
herein and therein. In addition, EIS has agreed to lend certain funds to the Company pursuant to a convertible promissory note in the form attached hereto as EXHIBIT B (as amended at any time, the "NOTE"; together with the Shares and the Warrant, the "SECURITIES"), with a maximum aggregate principal amount of U.S.$$4,806,000, amounts in respect of which shall be disbursed in accordance with its terms and subject to the conditions contained herein and therein. The rights, preferences and privileges of the Series A Preferred Stock are as set forth in the Certificate of Designations, Preferences and Rights (the "CERTIFICATE OF DESIGNATIONS"), the form of which is attached hereto as EXHIBIT C.

B. The Company and EIS have previously formed PHOTOGEN NEWCO LTD., a Bermuda exempted limited liability company incorporated under the laws of Bermuda ("NEWCO"), and pursuant to the terms of a Subscription, Joint Development and Operating Agreement, dated as of the date hereof (as amended at any time, the "JDOA"), simultaneously with the transactions contemplated by this Agreement,
(i) the Company shall acquire 12,000 common shares of Newco, par value U.S.$1.00 per share ("NEWCO COMMON STOCK"), representing 100% of the outstanding shares of such class of stock and (ii) EIS shall acquire 2,980 non-voting convertible preferred shares of Newco, par value of U.S.$1.00 ("NEWCO PREFERRED STOCK") representing, on a fully diluted basis 19.9% of the outstanding shares of such class of stock.. Additionally, as of the date hereof, Newco has entered into license agreements with (i) ELAN PHARMA INTERNATIONAL LIMITED, an Irish private limited company ("EPIL"), (such agreement, as amended at any time, the "ELAN LICENSE AGREEMENT"), and (ii) the Company (such agreement, as amended at any time, the "COMPANY LICENSE AGREEMENT" and, together with the Elan License Agreement, the "LICENSE AGREEMENTS").

              C. The Company and EIS are executing and delivering on the date hereof a Registration Rights Agreement, in the form attached hereto as EXHIBIT D (as amended at any time, the "COMPANY REGISTRATION RIGHTS AGREEMENT"), in respect of the Common Stock issued or issuable upon (i) conversion of the Series A Preferred Stock and the Note and (ii) exercise of the Warrant, the Common Stock being purchased hereunder, and any other Common Stock issued to EIS or any of its affiliates or permitted transferees upon any stock split, stock dividend, recapitalization or similar event affecting the Securities. The Company, EIS and Newco are also executing and delivering on the date hereof a Registration Rights Agreement in the form attached hereto as EXHIBIT E (as amended at any time, the "NEWCO REGISTRATION RIGHTS AGREEMENT"). Additionally, the Company and EIS are executing and delivering on the date hereof a Funding Agreement in the form attached hereto as EXHIBIT F (the "FUNDING AGREEMENT;" and, together with this Agreement, the Certificate of Designations, the JDOA, the Company Registration Rights Agreement, the Newco Registration Rights Agreement, the License Agreements and each other document or instrument executed and delivered in connection with the transactions contemplated hereby and by the JDOA, the "TRANSACTION DOCUMENTS").

                                 A G R E E M E N T:

              The parties hereto agree as follows:

              SECTION 1.  CLOSING.

              (a) TIME AND PLACE. The closing of the transactions contemplated hereby (the "CLOSING") shall occur on the date hereof (the "CLOSING DATE"), at the offices of Brock Silverstein LLC, 800 Third Avenue, 21st Floor, New York, NY 10022.

              (b) ISSUANCE OF SECURITIES. At the Closing, the Company shall issue and sell to EIS, and EIS shall purchase from the Company: (i) 12,015 shares of Series A Preferred Stock, (ii) 461,538 shares of Common Stock and
(iii) the Warrant.

              (c) PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Securities shall be U.S.$18,015,000.

              (d) CONVERTIBLE NOTE FACILITY. EIS shall lend up to U.S.$4,806,000 to the Company pursuant to the terms and conditions of the Note.

              (e)  DELIVERY.  At the Closing:

              (i) EIS shall pay the Purchase Price by wire transfer to an account designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (A) a certificate or certificates for the Series A Preferred Stock and the Common Stock; (B) the Warrant, (C) the Note; (D) the Company Registration Rights Agreement;
       (E) the Newco Registration Rights Agreement; (F) the JDOA; (G) the Certificate of Designations, as filed with the Secretary of State of the State of Nevada; (H) the License Agreements; (I) the Funding Agreement;
       (J) certificates as to the
       incumbency of the officers of the Company executing any of the Transaction Documents; and (K) any other documents or instruments reasonably requested by a party hereto; and

              (ii) The Company shall cause to be delivered to EIS an opinion of counsel in the form attached hereto as EXHIBIT G.

              (f) COMMON STOCK PURCHASE PRICE ADJUSTMENT. In the event that the effective price per share of the Common Stock in the Company's next BONA FIDE third party financing (other than the Company's presently contemplated Series B Preferred Stock private placement and of the Company's existing options and/or warrants or the exercise thereof) is less than U.S.$13.00, the Company shall, upon consummation of such financing, cause to be issued to EIS that number of additional shares of Common Stock such that, after giving effect to such issuance, the average price per share paid by EIS for its aggregate ownership of Common Stock in the Company, including such additional Shares, shall be equal to the effective price per share in such BONA FIDE financing.

              (g) EXEMPTION FROM REGISTRATION. The Securities and any underlying shares of Common Stock will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Accordingly, the certificates evidencing the Series A Preferred Stock and the Common Stock, the Warrant, the Note and any shares of Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain a legend, substantially in the form as follows:

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR THIS CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

              THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER __, 1999, BY AND BETWEEN PHOTOGEN TECHNOLOGIES, INC. AND ELAN INTERNATIONAL SERVICES, LTD.

              SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to EIS, as of the date hereof, as follows:

              (a) ORGANIZATION. The Company is duly organized, and validly existing under the laws of the state of Nevada and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Company (a "COMPANY MATERIAL ADVERSE EFFECT").

              (b) CAPITALIZATION. As of the Closing Date, the Company has reserved a sufficient number of shares of Common Stock (i) for issuance upon conversion of the Series A Preferred Stock being purchased hereunder by EIS (including dividends in-kind thereon), (ii) for issuance upon exercise of the Warrant and (iii) for issuance upon conversion of the Note (including interest payable thereon). The Shares, when issued against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights. The shares of Common Stock underlying the Series A Preferred Stock, the Warrant and the Note (the "UNDERLYING SHARES"), when issued upon conversion or exercise in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights.

              (c) AUTHORIZATION OF TRANSACTION DOCUMENTS. The Company has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party, including the issuance and sale of the Securities, have been duly authorized by all requisite corporate action by the Company and, when executed and delivered by the Company, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

              (d) NO VIOLATION. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, including the issuance and sale of the Securities, and compliance with the provisions hereof and thereof by the Company, does not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Restated Articles of Incorporation, as amended, or by-laws, of the Company, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets, or (iii) any contract filed or required by applicable law to be filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 (the "1998 FORM 10-KSB"), except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Company Material Adverse Effect

              (e) APPROVALS. No material permit, authorization, consent, approval, or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the

Transaction Documents, including the issuance and sale of the Securities, by the Company, other than the filing of a Form D by the Company pursuant to Regulation D under the Securities Act ("REGULATION D") and the filing of the Certificate of Designations by the Company with the State of Nevada.

              (f) SEC FILINGS. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents (collectively, the "SEC FILINGS") required to be filed by the Company on or before the date hereof. At the time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be.

              (g) FINANCIAL STATEMENTS. The audited balance sheets of the Company at December 31, 1998 and 1997, together with the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years ended December 31, 1998, 1997, together with the reports and opinions thereon of BDO Seidman, LLP, contained in the 1998 Form 10-KSB, comply as to form in all material respects with applicable accounting requirements and the published rules and regulation of the SEC with respect thereto, and fairly present, in all material respects, the financial position of the Company and the results of its operations and its cash flows at such dates and for the years then ended and were prepared in conformity in all material respects with generally accepted accounting principles applied on a consistent basis.

              (h) LITIGATION. There is no legal, administrative, arbitration or other action or proceeding or governmental or investigation pending, or to the Company's knowledge, threatened against the Company, or any director, officer or employee of the Company that challenges the validity or performance of this Agreement or the other Transaction Documents to which the Company is a party.

              (i) ABSENCE OF CERTAIN EVENTS. Since December 31, 1998, except as contemplated by the Transaction Documents or as set forth on SCHEDULE 2(i) hereto, (A) the Company has not (i) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock, (ii) varied its business plan or practices, in any material respect, from past practices, (iii) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party, or (iv) suffered or permitted to be incurred any liability or obligation or any lien or encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party, and (B) there has not been any change or development which has had, or in the Company's reasonable judgement is likely to have, a Company Material Adverse Effect except as disclosed on Schedule 2 (i) hereto.

              (j) DISCLOSURE. The representations and warranties set forth herein and in the other Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading in light of the circumstances in which they were made.

              (k) BROKERS OR FINDERS. There have been no investment bankers, brokers or finders used by the Company in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

              SECTION 3. REPRESENTATION AND WARRANTIES OF EIS. EIS hereby represents and warrants to the Company, as of the date hereof, as follows:

              (a) ORGANIZATION. EIS is duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EIS (an "EIS MATERIAL ADVERSE EFFECT").

              (b) AUTHORIZATION OF TRANSACTION DOCUMENTS. EIS has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by EIS of this Agreement and each other Transaction Document to which it is a party, including the purchase and acceptance of the Securities, have been duly authorized by all requisite corporate action by EIS and, when executed and delivered by EIS, this Agreement and each of the other Transaction Documents to which it is a party, will be the valid and binding obligations of EIS, enforceable against it in accordance with their respective terms.

              (c) NO VIOLATION. The execution, delivery and performance by EIS of this Agreement and each other Transaction Document to which it is a party, including the purchase and acceptance of the Securities, and compliance with provisions hereof and thereof by EIS, will not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the by-laws of EIS, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EIS or any of its properties or assets, or
(iii) any material contract to which EIS is a party, except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EIS Material Adverse Effect.

              (d) APPROVALS. Except for consent required under the Mergers and Takeovers (Control) Acts 1978-1996 (Ireland), no material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transaction

Documents by EIS.

              (e)  INVESTMENT REPRESENTATIONS.

                     (i)    EIS is sophisticated in transactions of this type
       and capable   of evaluating the merits and risks of the transactions
       described herein and in the other Transaction Documents to which it is a party, and has the capacity to protect its own interests. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof, in whole or in part, and no other person (other than Elan) has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that EIS shall be permitted to convert or exchange such Securities in accordance with their terms.

                     (ii) EIS has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Securities (or the Underlying Shares).

                     (iii) EIS acknowledges its understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act by virtue of the provisions of Regulation D and Section 4(2) of the Securities Act. In furtherance thereof, EIS represents and warrants that it is an "accredited investor" as that term is defined in Regulation D, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

                     (iv) EIS agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration is available, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. EIS understands that the Company is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights with respect to certain of the Securities (and the Underlying Shares), as provided in the Company Registration Rights Agreement. EIS understands the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

              (f) LITIGATION. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to EIS's knowledge threatened, against EIS that challenges the validity or performance of this Agreement or the other Transaction Documents to which EIS is a party.

              (g) BROKERS OR FINDERS. There have been no investment bankers, brokers or finders used by EIS in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

              SECTION 4.  COVENANTS OF THE PARTIES.

              (a) CERTAIN COVENANTS. From and after the Closing Date for so long as the Note and until the earlier to occur of the exercise or expiration of the EIS Exchange Right (as such term is defined in Section 6 hereof), the Company shall not without the prior written consent of EIS: (i) sell, transfer, encumber, pledge or otherwise affect, in any respect, (A) any shares of Newco Common Stock owned by the Company, including, without limitation, those shares of Newco Common Stock transferable to EIS upon exercise by EIS of the EIS Exchange Right, or (B) affect, in any respect, the Company's ability to permit EIS to exercise the EIS Exchange Right in full, as provided herein or (ii) enter into any material transaction with a director, officer or more than 20% beneficial owner of Common Stock on other than an arm's length basis.

              (b) FULLY-DILUTED STOCK OWNERSHIP. Notwithstanding any other provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its affiliates, if applicable) holds or has the right to receive Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Common Stock) representing in the aggregate in excess of 19.9% of the Company's outstanding Common Stock on a fully diluted basis (assuming the exercise, exchange or conversion of such securities beneficially owned by EIS or its affiliates, but not the exercise, exchange or conversion of any other similar securities) or EIS has otherwise determined that Elan would be required to equity account for its investment in Photogen, EIS shall have the right, in its sole discretion, rather than acquiring such securities from the Company, to exchange such number of securities, as are necessary so that Elan shall not have to equity account, for non-voting, convertible preferred stock of the Company (which shall be reasonably satisfactory to each of the Company and EIS), which equity securities shall be entitled to all of the other rights and benefits of the Common Stock. In the event that EIS shall undertake to exercise such right, EIS shall retain the additional rights to (i) exchange such new class of equity security for Common Stock, in its discretion at any time and (ii) assign all or a portion of such new class of equity security to its affiliates, in its discretion at any time. Each of the Company and EIS shall use commercially reasonable effort to effect such transactions and any required subsequent conversions or adjustments to such securities, on a quarterly basis, within 15 business days of the end of each of EIS' fiscal quarters.

              (c) USE OF PROCEEDS. The Company shall use the proceeds of (i) the issuance and sale of the Series A Preferred Stock solely to meet its initial capitalization obligations to Newco as described in the JDOA, and (ii) the issuance and funding of the Note solely to meet its developmental funding commitments to Newco, as described in the Funding Agreement; and, in each case, for no other purpose.

              (d)  CONFIDENTIALITY; NON-DISCLOSURE.

                     (i) Subject to clauses (ii) and (iii) below, from and after the date hereof, neither the Company nor EIS (nor their respective affiliates) shall disclose to any person or entity this Agreement or the other Transaction Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible, (y) as required by applicable law, rule, regulation or judicial or administrative process, provided that the disclosing party uses reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein or (z) to the NASDAQ Stock Market. The parties shall be entitled to seek injunctive or other equitable relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral.

                     (ii) Prior to issuing any press release or public disclosure in respect of this Agreement or the transactions contemplated hereby, the party proposing such issuance, shall obtain the consent of the other party to the contents thereof, which consent shall not be unreasonably withheld or delayed; it being understood that if such second party shall not have responded to such consent request within five business days, such consent shall be deemed given.

              (e) FURTHER ASSURANCES. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents.

              SECTION 5.  STANDSTILL.

              (a) Provided that nothing contained herein will prevent or prohibit EIS from purchasing Voting Stock (as defined below) of the Company pursuant to subsection 5(b) or from acquiring Voting Stock pursuant to the conversion of the Series A Preferred Stock or the Note or the exercise of the Warrant in accordance with their respective terms, EIS will not, directly or indirectly, without the prior consent of the Board of Directors of the Company (the "BOARD"), (i) acquire (or offer or agree to acquire) any Voting Stock; or
(ii) enter into any merger, consolidation or similar transaction with the Company, unless, in the case of each of (i) and (ii), such transaction has been approved by the Board; provided, that the foregoing restrictions shall not be applicable in the event that any unaffiliated third party takes any such actions (in the case of share ownership, acquiring at least [****] % of the outstanding Common Stock, directly or indirectly). Notwithstanding the foregoing, EIS will not be obligated to dispose of any Voting Stock it owns if its percentage ownership is increased as a result of a decrease in the number of shares of Voting Stock outstanding.

              (b) The provisions of this Section 5 will terminate: (i) if EIS owns less than
-----------------------
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR
       CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

[****]% of the outstanding Voting Stock; (ii) if any person or group, excluding EIS, any affiliate of Elan, or any group that includes Elan or any such affiliate, makes a BONA FIDE offer to acquire Voting Stock which would, if successful, result in the bidder's beneficial ownership of at least [****] % of the then outstanding Voting Stock; or (iii) upon the second anniversary of the date of this Agreement.

              (c) The Company will give EIS prompt notice of the receipt by the Company of any written notice couched in such terms as to put the Company reasonably on notice of the likelihood that a person or group has acquired or is proposing to acquire an aggregate position of at least [****]% of the outstanding Voting Stock, the Company receiving any BONA FIDE offer to purchase or acquire [****]% or more of the Voting Stock or all or substantially all of the assets of the Company, and any Board determination to seek an acquirer for in excess of [****]% of the Voting Stock.

              (d) EIS will cause its affiliates and associates to comply with the provisions of this Section 5, whether directly or indirectly, individually or as part of a "group" (as such term is defined in Rule 13d-5 under the Exchange Act). When used in this Section 5, the term EIS includes EIS together with its affiliates and associates.

              For purposes of this Section 5, the term "VOTING STOCK" means the Common Stock and any preferred stock of the Company possessing voting rights and eligible to participate in votes of all of the Company's shareholders pursuant to the Company's Restated Articles of Incorporation and Nevada law, and includes any options, convertible securities or other rights to acquire such stock.

       SECTION 6. CERTAIN RIGHTS OF EIS. (a) PREEMPTIVE RIGHT. Until the fourth anniversary of the date hereof, EIS shall have the right (but not the obligation) to participate in any equity, warrant, or convertible or exchangeable for equity financing consummated by the Company, in order for EIS to maintain its PRO RATA interest in the Company, based on the actual number of shares of Common Stock outstanding on the date of such financing is consummated (without, however, giving effect to the shares of Common Stock underlying the Series A Preferred Stock); provided, however, that such right shall not apply to any public offering, offering under an option plan, or asset or company acquisition paid for, in whole or in part, in shares of stock. Such right shall be exercised by EIS within 15 days of receipt of notice of such financing from the Company. Such participation by EIS shall be on the same terms and conditions offered to any other potential investor in such offering.


------------------
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR
       CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

              (b) COMPANY BOARD OF DIRECTORS. For so long as (i) EIS and/or its affiliates or subsidiaries collectively own securities that represent ownership of at least 10% of the Common Stock (or securities convertible, exchangeable or exercisable for or into the Common Stock) on a fully diluted basis or (ii) until the date that is five years after the date hereof, EIS shall be entitled to nominate one director (the "EIS DIRECTOR") for election to the Company's Board, which nominee shall be a member of the senior management of Elan, or otherwise shall be acceptable to the Company. In connection with the foregoing, the Company will take all necessary and/or appropriate steps to effect such appointment, including the inclusion of the designated EIS Director on the recommended slate of directors presented at any regular or special meeting of the stockholders of the Company at which directors of the Company are to be elected. Prior to such election, the designated EIS Director shall be entitled to be an observer at the meetings of the Company's board of directors.

              (c) CONVERSION AND EXCHANGE RIGHTS. The Certificate of Designations sets forth certain rights of the holders of shares of Series A Preferred Stock to convert such shares of preferred stock into newly issued shares of Common Stock, or to exchange such shares of Series A Preferred Stock, subject to the provisions in Section 5 of the Certificate of Designations, for certain shares (i) of Newco Common Stock owned by the Company or (ii) non-voting convertible preferred stock of Newco (the "EIS EXCHANGE RIGHT"), both on the terms and conditions set forth therein.

              SECTION 7. PLEDGE OF NEWCO STOCK. In order to secure the Company's obligations pursuant to the EIS Exchange Right, the Company hereby pledges, assigns and sets over to EIS, all of the Company's right, title and interest in and to all shares of Newco Common Stock deliverable by the Company upon exercise of the EIS Exchange Right (including stock distributions and dividends thereon) (if EIS elects the option in Section 6(c)(i)) for such period of time as the EIS Exchange Right shall be exercisable. The Company shall cause to be delivered to EIS all of the certificates together with duly executed stock power in favor of EIS evidencing such shares, and cause to be filed with the Secretary of State of Nevada an appropriate UCC-1 financing statement in respect of such pledge, assignment or setting over, and take all other necessary, appropriate and customary actions in connection therewith. Such pledge shall be governed by the applicable provisions of the Nevada Uniform Commercial Code. Upon exercise of the EIS Exchange Right, EIS shall be entitled to keep and retain such share certificates, which shall then be owned by EIS in accordance with the terms thereof. Until EIS exercises the EIS Exchange Right, the Company shall retain all rights in and to the pledged Newco Common Stock (including without limitation all voting, dividend, liquidation and other rights), subject only to this pledge and the JDOA.

              SECTION 8. SURVIVAL AND INDEMNIFICATION. (a) SURVIVAL. The representations and warranties of the Company and EIS contained herein shall survive for a period of 24 months from and after the date hereof.

              (b) INDEMNIFICATION. In addition to all rights and remedies available to the parties hereto at law or in equity, the parties (each, in such capacity, "INDEMNIFYING PARTY"; together, "INDEMNIFYING PARTIES") shall indemnify each other as corporate entities (EIS and the Company), its stockholders, officers, directors and assigns, their affiliates, and its affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "INDEMNIFIED PERSON"), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "LOSSES"), that any such Indemnified
Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                     (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party in the case of the Company under
       Section 2 of this Agreement or in the case of EIS under Section 3 of this Agreement or any of the other Transaction Documents (as limited thereby) (it being understood that the Company shall not be responsible for any such misrepresentation or breach of warranty by Newco); or

                     (ii) any nonfulfillment, default or breach of any covenant or agreement on the part of the Indemnifying Party under
       Section 4 of this Agreement or any of the other Transaction Documents.

              (c)  MAXIMUM RECOVERY.   Notwithstanding anything in this
Agreement to the contrary, in no event shall the Indemnifying Parties be liable in the case of the Company for indemnification under this Section 8 in an amount in excess of the aggregate of the purchase price paid for the Shares and the Warrant and the amounts advanced and not repaid under the Note or in the case of EIS for indemnification hereunder in an amount in excess of such same aggregate. No Indemnified Person shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Person, when aggregated with all previous Losses hereunder, equal or exceed U.S.$50,000, but at such time that an Indemnified Person is entitled to assert a claim, such claim shall include all Losses covered by this Section 8.

              (d) EXCEPTION. Notwithstanding the foregoing, upon judicial determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein) the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Persons claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

              (e) INVESTIGATION. All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 8(g) below, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

              (f) CONTRIBUTION. If the indemnity provided for in this Section 8 shall be, in whole or in part, unavailable to any Indemnified Person, due to
Section 8(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 8(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 8 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

              (g) LIMITATION. No claim shall be brought by an Indemnified Person in respect of any misrepresentation or breach of warranty under this Agreement after 24 months from the date hereof; and any claim for nonfulfillment, default or breach of any covenant or any misrepresentation shall be brought within one year of the date of that such Indemnified Person became aware or should have become aware of the nonfulfillment, default or breach. Except as set forth in the previous sentence and in Section 8(c) above, this
Section 8 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the Transaction Documents.

              SECTION 9. NOTICES. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

                     (i) if to the Company, to:

                     Photogen Technologies, Inc.
                     7327 Oak Ridge Highway, Suite B
                     Knoxville, Tennessee  37931
                     Attention:  Chief Executive Officer
                     Facsimile:  423-769-4013
                     with a copy to:

                     Grippo & Elden
                     Suite 3600
                     227 West Monroe Street
                     Chicago, IL  60606
                     Attn: Theodore Grippo, Esq.
                     Facsimile: 312-558-1195

                     (ii) if to EIS, to:

                     Elan International Services, Ltd.
                     Flatts, Smiths Parish
                     Bermuda, FL 04
                     Attention: Director
                     Facsimile:  441-292-2224

                     with a copy to:

                     Brock Silverstein LLC
                     800 Third Avenue, 21st Floor
                     New York, New York 10022
                     Attention: David Robbins, Esq.
                     Facsimile:  212-371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 9. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery service, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (iv) in the case of facsimile transmission, on the date of telephone confirmation of receipt.

              SECTION 10. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

              SECTION 11. AMENDMENTS. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS dated after the date hereof.

              SECTION 12. COUNTERPARTS AND FACSIMILE. The Transaction Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

              SECTION 13. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

              SECTION 14. GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the substantive (as opposed to procedural) laws of the State of New York, without giving effect to principles thereof relating to conflicts of laws. Any dispute under this Agreement shall be settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Such arbitrator shall be reasonably satisfactory to each of the parties hereto; provided, that if the parties are unable to agree upon the identity of such arbitrator within 15 days of demand by any party, then any party shall have the right to petition a presiding justice of the Supreme Court of New York, New York County, to appoint an arbitrator. The arbitration shall be held in New York, New York. The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the arbitrator shall permit such discovery as he deems necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the parties and each party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration. In rendering judgement, the arbitrator shall be instructed by the parties that he shall be permitted to select solely from between the proposals for resolution of the relevant issue presented by each party, and not any other proposal. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within 30 days following the final decision of the arbitrators or such other reasonable period as the arbitrator determines in a written order. The parties will co-operate and use reasonable efforts to ensure that any arbitration any arbitration hereunder shall be completed swiftly and in any event within one year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the parties and each party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other party. The parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrator. Application may be made to any court having jurisdiction over the party (or its assets) against whom the decision is rendered for a judicial recognition of the decision and an order of enforcement.

              SECTION 15. EXPENSES. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

              SECTION 16. ASSIGNMENTS AND TRANSFERS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, the shares of Series A Preferred Stock and Common Stock being purchased hereunder by EIS, the Warrant, the Note, and the shares of Common Stock underlying the Series A Preferred Stock, the Warrant and the Note may be transferred by EIS to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EIS, provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall transfer or assign this Agreement, the shares of Series A Preferred Stock and Common Stock being purchased hereunder by EIS, the Warrant, the Note, and the shares of Common Stock underlying the Series A Preferred Stock, the Warrant and the Note, or any interest therein, without the prior written consent of the other party.

SECTION 17. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

              IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                                          PHOTOGEN TECHNOLOGIES, INC.


                                          By:     /s/ John Smolik
                                              ---------------------------------
                                                 Name:   John Smolik
                                                 Title:   President


                                          ELAN INTERNATIONAL SERVICES, LTD.


                                          By:       /s/ Kevin Insley
                                              ---------------------------------
                                                 Name: Kevin Insley
                                                 Title: President





Exhibits Submitted Separately

             Schedule 2(I)


[****]
______________

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO
       RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934,
       AS AMENDED.